EXHIBIT 99.2
FAQs
1.	Why is A. Schulman acquiring ICO, Inc.? Schulman’s strategic objectives include being a leading global manufacturer in both masterbatch and rotomolding. The ICO acquisition advances our position in these two important growth areas. ICO has a notably large production footprint in rotomolding globally, and our business will benefit from ICO’s experience in particle size reduction. There are also opportunities to share and leverage both organizations’ knowledge and manufacturing technology, and, finally, the combined organization has opportunities to expand A. Schulman’s distribution presence.

2.	Who is ICO, Inc.? Based in Houston, Texas, ICO produces custom polymer powders for rotational molding and other polymer segments, including textiles, metal coatings and masterbatch. ICO is an industry leader in size reduction, compounding and other services for plastic and non-plastic materials.

3.	What is the strategic fit between A. Schulman and ICO? Our two businesses are extremely complementary across markets, product lines, and geographies. The addition of ICO’s masterbatch and rotomolding facilities to A. Schulman’s facilities, specialty products and technical capabilities will strengthen our ability to serve customers. The proposed acquisition will increase our presence in the U.S. masterbatch market, expand our presence in Europe and we’ll gain plants in the high-growth market of Brazil as well as Australia.

4.	How important is rotomolding to A. Schulman’s future? One of our strongest core competencies is in developing compounded resins for rotationally molded products such as gas and water tanks, kayaks, playground equipment and other large applications. We have developed the technical capability and are committed to a robust product development pipeline. Expanding our ability to serve this market, both technically and geographically into the markets of Europe, Latin America and Asia, is critical to our success, and a key component of our interest in ICO.

5.	What significance does ICO’s expertise in size reduction hold for A. Schulman? ICO is the global leader in size reduction technology, which is used to grind compounded resins into fine, custom plastic powders for rotational molding and other specialty markets. These unique materials can offer a variety of high-performance attributes, including good adhesion between the polymer matrix and fiber reinforcement, excellent toughness, and superior hydrocarbon and flame resistance. Demanding applications include water storage, toys, aerospace, automotive, sporting equipment, marine, and construction.

6.	What does this mean for the customers of both companies? The two companies believe this transaction will bring significant value and opportunity to the customers of the combined business as a result of:
o	Enhanced and complementary product offerings

o	Expanded global reach

o	Increased financial strength

o	Shared technology and product development focused on better solutions for customers

7.	Is A. Schulman considering other acquisitions? The improvements we’ve made to our operations and balance sheet during the past two years have strengthened our financial position and allowed us to invest in strategic acquisitions. We’ll continue to seek acquisitions that will provide the highest impact for the business, generate maximum return on invested capital and create additional shareholder value, and, most importantly, support our Company’s strategic objectives.

8.	How will this transaction impact the geographic mix of A. Schulman’s business? ICO’s masterbatch and rotomolding facilities in North America, South America, Europe and the Asia-Pacific region are largely complementary to A. Schulman’s existing operations and will greatly expand A. Schulman’s ability to serve customers in those markets.

9.	What steps remain before the transaction can be finalized? What is your time frame for closing the deal? The acquisition requires approval from ICO shareholders and customary regulatory approvals. Within 45 days of this release, ICO expects to announce the timing and location of the special meeting of shareholders, and record date for shareholders eligible to vote on the proposed acquisition. Pending shareholder and regulatory approvals, the transaction is expected to close in spring 2010.

10.	What is the total cost of this transaction? Under the terms of the agreement, ICO shareholders will receive $105 million in cash and 5.1 million shares of A. Schulman stock, making the total value of the transaction approximately $191.4 million, or $6.79 per ICO share.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
A number of the matters discussed in this release that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding expected synergies resulting from the merger of Schulman and ICO, combined operating and financial data, the combined company’s plans, objectives, expectations and intentions and whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; restrictions imposed by outstanding indebtedness; fluctuations in the prices of sources of energy or resins and other raw materials; worldwide and regional economic, business, and political conditions, including continuing economic uncertainties in some or all major product markets; changes in customer demand and requirements; business cycles and other industry conditions; the timing of new services or facilities; ability to compete; effects of compliance with laws; fluctuations in the value of currencies in major areas where operations are located, including the U.S. dollar, Euro, U.K. pound sterling, Canadian dollar, Mexican peso, Chinese yuan, and Indonesian rupiah; matters relating to operating facilities; effect and costs of claims (known or unknown) relating to litigation and environmental remediation; ability to manage global inventory; ability to develop technology and proprietary know-how; ability to attract and retain key personnel; escalation in the cost of providing employee health care; performance of the global automotive market; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the failure to obtain governmental approvals of the transaction on the proposed terms and schedule, and any conditions imposed on the combined company in connection with consummation of the merger; the failure to obtain approval of the merger by the stockholders of ICO and the failure to satisfy various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in Schulman’s and ICO’s respective reports filed with the SEC, including Schulman’s annual report on Form 10-K for the year ended August 31, 2009 and ICO’s annual report on Form 10-K for the year ended September 30, 2008 and quarterly report on Form 10-Q for the quarter ended June 30, 2009, in each case, as such reports may have been amended. This release speaks only as of its date, and Schulman and ICO each disclaims any duty to update the information herein.
Additional Information and Where to Find It
In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. ICO SHAREHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement/prospectus will be mailed to shareholders of ICO. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, from A. Schulman, Inc. at its web site, www.aschulman.com, or from ICO, Inc. at its web site, www.icopolymers.com, or 1811 Bering Drive, Suite 200, Houston, Texas, 77057, attention: Corporate Secretary.
Participants In Solicitation
Schulman and ICO and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning Schulman’s participants is set forth in the proxy statement, dated November 6, 2009, for Schulman’s 2009 annual meeting of stockholders as filed with the SEC on Schedule 14A. Information concerning ICO’s participants is set forth in the proxy statement, dated January 23, 2009, for ICO’s 2009 annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of Schulman and ICO in the solicitation of proxies in respect of the proposed merger will be included in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.